Exhibit 99.1

PRESS RELEASE
Investor Contact:

AngioDynamics, Inc.
Michael C. Greiner, Executive Vice President & CFO
(518) 795-1821
AngioDynamics Reports Fiscal 2020 First Quarter Financial Results
Fiscal 2020 First Quarter Highlights
•	Net sales of $66.0 million, an increase of 3.3% year over year
•	Gross margin increased 170 basis points year over year to 57.9%
•	GAAP loss per share of $0.03; adjusted earnings per share of $0.08

Latham, New York, October 3, 2019 – AngioDynamics, Inc. (NASDAQ: ANGO), a leading provider of innovative, minimally invasive medical devices for vascular access, peripheral vascular disease, and oncology, today announced financial results for the first quarter of fiscal year 2020, which ended August 31, 2019.

“Our top-line and gross-margin performance in the quarter was in line with our expectations,” commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. “We continue to build momentum and remain focused on driving growth by creating a suite of disruptive and differentiated technology. The divestiture of the NAMIC Fluid Management business allowed us to begin the year with a strong balance sheet, enabling strategic acquisitions like Eximo Medical, Ltd., which we announced this morning. Additionally, we continue to make steady progress with site initiation in our NanoKnife DIRECT study for pancreatic cancer.”

First Quarter 2020 Financial Results

Net sales for the first quarter of fiscal 2020 were $66.0 million, an increase of 3.3%, compared to $63.9 million a year ago and representing a decline of 1.0% organically. Excluding the impact of Asclera, sales of which were discontinued during fiscal year 2019, net sales grew 5.6% year over year and grew 1.3% organically. Foreign currency translation did not have a significant impact on the Company’s sales in the quarter.

•        Oncology net sales were $14.0 million, an increase of 20.9% from $11.6 million a year ago, led by sales of the Company’s BioSentry Tract Sealant System, the Alatus and IsoLoc balloon products, NanoKnife, and Solero.

•        Vascular Interventions and Therapies (“VIT”) net sales were $28.9 million, an increase of 1.1%, compared to $28.6 million a year ago. Excluding last year’s Asclera Sales of $1.4 million in the first quarter, VIT grew 6.4%, as strong growth in sales of the Company’s AngioVac and Thrombolytic product line offerings was partially offset by a decline in the overall Core VIT business.

•        Vascular Access net sales were $23.2 million, a decrease of 2.7% from $23.8 million a year ago, as lower sales of Ports and PICCs negatively offset growth in the Midlines and Dialysis businesses.

U.S. net sales in the first quarter of fiscal 2020 were $52.9 million, an increase of 2.8% from $51.5 million a year ago, and International net sales were $13.1 million, an increase of 5.3% from $12.4 million a year ago.

Gross margin for the first quarter of fiscal 2020 was 57.9%, an increase of 170 basis points compared to the first quarter of fiscal 2019, driven primarily by productivity and supply chain improvements as well as positive product mix.

The Company recorded a net loss from continuing operations of $1.3 million, or a loss of $0.03 per share, in the first quarter of fiscal 2020. This compares to a net loss from continuing operations of approximately $5.7 million, or a loss of $0.15 per share, a year ago.

Excluding the items shown in the non-GAAP reconciliation table below, adjusted net income for the first quarter of fiscal 2020 was $3.2 million, or $0.08 per share, compared to adjusted net income of $0.7 million, or $0.02 per share, in the first quarter of fiscal 2019.

Adjusted EBITDAS in the first quarter of fiscal 2020, excluding the items shown in the reconciliation table below, was $7.3 million, compared to $5.4 million in the first quarter of fiscal 2019.

In the first quarter of fiscal 2020, the Company used $6.5 million in operating cash flow and had capital expenditures of $1.4 million. As of August 31, 2019, the Company had $83.6 million in cash and cash equivalents and no debt outstanding.

Fiscal Year 2020 Financial Guidance

The Company continues to expect fiscal year 2020 net sales to be in the range of $280 to $286 million and gross margin to be in the range of 58% to 59%, inclusive of the Eximo acquisition.

Separately, the Company is updating its expectations for full-year adjusted earnings per share to account for investments related to the full-market launch of the products acquired from Eximo, anticipated in the second half of fiscal year 2020, and now expects adjusted earnings per share in the range of $0.10 to $0.15.

Conference Call

The Company’s management will host a conference call today at 8:00 a.m. ET to discuss its fiscal 2020 first quarter results.

To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international) and refer to the passcode 13694372.

This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 11:00 a.m. ET on Thursday, October 3, 2019, until 11:59 p.m. ET on Thursday, October 10, 2019. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13694372.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported adjusted EBITDAS, adjusted net income, adjusted earnings per share, free cash flow and net sales on an organic basis, excluding acquired assets and Asclera. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics, Inc. is a leading provider of innovative, minimally invasive medical devices used by professional healthcare providers for vascular access, peripheral vascular disease, and oncology. AngioDynamics’ diverse product lines include market-leading ablation systems, vascular access products, angiographic products and accessories, drainage products, thrombolytic products and venous products. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ from AngioDynamics' expectations. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of fourth parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions, the results of on-going litigation, challenges with respect to fourth-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2019. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

In the United States, the NanoKnife System has received a 510(k) clearance by the Food and Drug Administration for use in the surgical ablation of soft tissue and is similarly approved for commercialization in Canada, the European Union, and Australia. The NanoKnife System has not been cleared for the treatment or therapy of a specific disease or condition.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three months ended
	August 31, 2019	August 31, 2018
	(unaudited)

Net sales	$66,042	$63,943
Cost of sales (exclusive of intangible amortization)	27,825	27,990
Gross profit	38,217	35,953
% of net sales	57.9%	56.2%

Operating expenses
Research and development	6,292	7,374
Sales and marketing	19,380	18,405
General and administrative	8,453	8,435
Amortization of intangibles	3,868	3,434
Change in fair value of contingent consideration	(448)	12
Acquisition, restructuring and other items, net	1,500	4,422
Total operating expenses	39,045	42,082
Operating income	(828)	(6,129)
Interest expense, net	(465)	(917)
Other income (expense), net	(98)	114
Total other expense, net	(563)	(803)
Loss from continuing operations before income taxes	(1,391)	(6,932)
Income tax benefit	(116)	(1,228)
Net loss from continuing operations	(1,275)	(5,704)
Net Income from discontinued operations	—	5,235
Net loss	$(1,275)	$(469)

Loss per share - continuing operations
Basic	$(0.03)	$(0.15)
Diluted	$(0.03)	$(0.15)
Income per share - discontinued operations
Basic	$—	$0.14
Diluted	$—	$0.14
Loss per share
Basic	$(0.03)	$(0.01)
Diluted	$(0.03)	$(0.01)

Weighted average shares outstanding
Basic	37,783	37,323
Diluted	37,783	37,323

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Income:

	Three months ended
	August 31, 2019	August 31, 2018
	(unaudited)

Net loss from continuing operations	$(1,275)	$(5,704)

Amortization of intangibles	3,868	3,434
Change in fair value of contingent consideration	(448)	12
Acquisition, restructuring and other items, net (1)	1,500	4,422
Write-off of deferred financing fees (2)	593	—
Tax effect of non-GAAP items (3)	(1,064)	(1,443)
Adjusted net income	$3,174	$721

Reconciliation of Diluted Earnings Per Share to non-GAAP Adjusted Diluted Earnings Per Share:

	Three months ended
	August 31, 2019	August 31, 2018
	(unaudited)

Diluted loss per share	$(0.03)	$(0.15)

Amortization of intangibles	0.10	0.09
Change in fair value of contingent consideration	(0.01)	0.00
Acquisition, restructuring and other items, net (1)	0.04	0.12
Write-off of deferred financing fees (2)	0.02	—
Tax effect of non-GAAP items (3)	(0.04)	(0.04)
Adjusted diluted earnings per share	$0.08	$0.02

Adjusted diluted sharecount	38,158	38,096

(1)	Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(2)	Deferred financing fees related to the old credit agreement were written off during the first quarter of fiscal year 2020.
(3)
Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for August 31, 2019 and 2018.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Income to EBITDAS and Adjusted EBITDAS:

	Three months ended
	August 31, 2019	August 31, 2018
	(unaudited)

Net loss from continuing operations	$(1,275)	$(5,704)

Income tax expense (benefit)	(116)	(1,228)
Interest expense, net	465	917
Depreciation and amortization	5,170	4,812
Stock based compensation	1,984	2,143
EBITDAS	$6,228	$940

Change in fair value of contingent consideration	$(448)	$12
Acquisition, restructuring and other items, net (1)	1,500	4,422
Adjusted EBITDAS	$7,280	$5,374

Per diluted share:
EBITDAS	$0.16	$0.02
Adjusted EBITDAS	$0.19	$0.14

(1)	Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three months ended
	Aug 31, 2019	Aug 31, 2018	% Growth	Currency Impact	Constant Currency Growth

Net Sales by Product Category
Vascular Interventions & Therapies	$28,913	$28,598	1.1%
Vascular Access	23,159	23,790	(2.7)%
Oncology	13,970	11,555	20.9%
Total	$66,042	$63,943	3.3%	1.0%	3.5%

Net Sales by Geography
United States	$52,937	$51,496	2.8%	0.0%	2.8%
International	13,105	12,447	5.3%	1.0%	6.4%
Total	$66,042	$63,943	3.3%	1.0%	3.5%

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)

	August 31, 2019	May 31, 2019
	(unaudited)	(audited)

Assets
Current assets:
Cash and cash equivalents	$83,649	$227,641
Total cash and investments	83,649	227,641

Accounts receivable, net	32,540	43,577
Inventories	45,229	40,071
Prepaid expenses and other	4,939	4,003
Total current assets	166,357	315,292

Property, plant and equipment, net	25,334	24,258
Other assets	9,352	3,835
Intangible assets, net	141,655	145,387
Goodwill	347,666	347,666
Total assets	$690,364	$836,438
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$16,870	$22,829
Accrued liabilities	22,693	38,338
Current portion of long-term debt	—	7,500
Current portion of contingent consideration	878	4,635
Other current liabilities	6,731	—
Total current liabilities	47,172	73,302

Long-term debt, net of current portion	—	124,407
Deferred income taxes	14,367	14,542
Contingent consideration, net of current portion	10,952	8,851
Other long-term liabilities	3,800	521
Total liabilities	76,291	221,623

Stockholders' equity	614,073	614,815
Total Liabilities and Stockholders' Equity	$690,364	$836,438

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three months ended
	August 31, 2019	August 31, 2018
	(unaudited)
Cash flows from operating activities:
Net loss from continuing operations	$(1,275)	$(469)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	5,207	5,599
Stock based compensation	1,984	2,150
Change in fair value of contingent consideration	(448)	12
Deferred income taxes	(175)	(10)
Change in accounts receivable allowances	(453)	(228)
Fixed and intangible asset impairments and disposals	99	—
Write-off of other assets	593	—
Other	(8)	25
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	11,474	(562)
Inventories	(5,153)	(761)
Prepaid expenses and other	(746)	(1,200)
Accounts payable, accrued and other liabilities	(17,633)	(13,429)
Net cash used in operating activities	(6,534)	(8,873)
Cash flows from investing activities:
Additions to property, plant and equipment	(1,391)	(682)
Acquisition of intangibles	(150)	—
Cash paid in acquisition	—	(37,000)
Net cash used in investing activities	(1,541)	(37,682)
Cash flows from financing activities:
Repayment of long-term debt	(132,500)	(1,250)
Deferred financing costs on long-term debt	(741)	—
Payment of contingent consideration previously established in purchase accounting	(1,208)	(2,100)
Proceeds (outlays) from exercise of stock options and employee stock purchase plan	(1,300)	705
Net cash used in financing activities	(135,749)	(2,645)
Effect of exchange rate changes on cash and cash equivalents	(168)	(134)
Decrease in cash and cash equivalents	(143,992)	(49,334)
Cash and cash equivalents at beginning of period	227,641	74,096
Cash and cash equivalents at end of period	$83,649	$24,762

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands)

Reconciliation of Free Cash Flows:

	Three months ended
	August 31, 2019	August 31, 2018
	(unaudited)

Net cash used in operating activities	$(6,534)	$(8,873)
Additions to property, plant and equipment	(1,391)	(682)
Free Cash Flow	$(7,925)	$(9,555)